NEWS RELEASE



Contact:
Dan A. Chila
Executive Vice President and Chief Financial Officer
Sun Bancorp, Inc.
(856) 691-7700


Sun Bancorp Reports Strong Earnings For Second Quarter

     Our mission is uncompromising.....
              .....to be the Premier Community Bank in every community we serve


VINELAND, NJ, July 19, 2004 - Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $5.0 million or $.33 per share for the quarter ended June 30, 2004, compared to net income of $3.1 million or $.24 per share for the second quarter 2003. Net income for the second quarter 2004 includes several branch rationalization transactions, including net after tax income of $1.1 million ($.07 per share) realized from a gain on sale of branch real estate ($1.4 million; $.09 per share) offset by a write-off of branch closing costs ($300,000; $.02 per share) during the quarter. Excluding these items, net income increased 25.8% over the second quarter 2003. On a linked quarter basis, net income for the second quarter, excluding these items, increased 14.7% compared to the net income for the first quarter 2004 of $3.4 million or $.23 per share. The 2004 reported per share data reflects the issuance of 1,495,000 shares of common stock in December 2003.

For the six months ended June 30, 2004, the Company reported net income of $8.4 million or $.56 per share compared to the six months ended June 30, 2003 reported net income of $6.9 million or $.53 per share. Excluding the branch rationalization transactions of $1.1 million ($.07 per share) in 2004 and $860,000 ($.07 per share) in 2003, net operating income for the six months ended June 30, 2004 increased 20.9% over the prior year period.


                                     -more-

Sun Bancorp Reports Strong Earnings For Second Quarter                    page 2


"2004 promised to be a challenging year as we continue to raise the bar across this organization with a multitude of initiatives being flawlessly executed," stated Thomas A. Bracken, president and chief executive officer of Sun Bancorp, Inc. and its wholly owned subsidiary, Sun National Bank. "Our results for the quarter and year-to-date validate the new corporate vision and the underlying strategic decisions made over the past few years. Our consistent earnings growth reflects our focus on fundamentals and the strength of core businesses underscores the market's response to our community banking and relationship banking tenets. We are generating impressive results in our newly expanded markets as we introduce Sun products, especially the cash management offerings. Our SBA lending activities are accelerating as we assertively position ourselves to become a player in this dynamic product niche, where opportunities abound to make high quality loans to small businesses throughout our service area."

"On July 8th we completed our merger with Community Bancorp of New Jersey and have already successfully integrated and converted their operations into Sun," said Bracken. "This strategic acquisition allows us to enhance and expand our market position and commitment to Monmouth County and central New Jersey. We have already seen impressive results to date during the pre-merger transition period, especially in new loan growth in both Monmouth and adjoining Ocean County."

"Our branch rationalization efforts continue with the closure of three branches during the quarter, for a total of four closed year-to-date. We have increased our total targeted closures for the year from fourteen to fifteen, with the remaining closures expected to be completed in the third and fourth quarters. By year end 2004 we will have eliminated twenty-two branches since December 2001," said Bracken. "Our strategic efforts on branch rationalization will be ongoing."

Bracken further stated, "During the quarter we completed a real estate sale of our Atlantic City office, which is a first step in relocating and upgrading our presence in this vital and growing market. While this transaction afforded us a financial gain, the terms of the agreement provide that we will operate at our existing office until we occupy a new location."

                                     -more-

Sun Bancorp Reports Strong Earnings For Second Quarter                    page 3


The following is a financial overview of the quarter ended June 30, 2004:

o Total assets were $2.581 billion at June 30, 2004, compared to $2.599 billion at December 31, 2003 and $2.231 billion at June 30, 2003.

o Total loans before allowance for loan losses were $1.499 billion at June 30, 2004, a net increase of $117.7 million or 8.5% over total loans at December 31, 2003 and a net increase of $210.3 million or 16.3% over June 30, 2003.

o Allowance for loan losses was $18.7 million or 1.25% of gross loans at June 30, 2004 compared to $17.6 million or 1.27% of gross loans at December 31, 2003 and $16.2 million or 1.26% of gross loans at June 30, 2003. For the quarter, the Company realized net recoveries of $84,000 compared to net charge-offs of $356,000 in the first quarter 2004, $2.1 million in the fourth quarter 2003 and $979,000 in the second quarter 2003. Non-performing assets at June 30, 2004 were $24.6 million compared to $9.4 million at June 30, 2003 and $24.8 million at March 31, 2004. As has been previously disclosed, the increase over 2003 is primarily due to the transfer of two loans aggregating $16.3 million to non-performing loans at September 30, 2003. The Company continues to aggressively manage these credits and believes that they are being carried at net realizable value as of June 30, 2004. Non-performing assets to total loans and other real estate was 1.64% at June 30, 2004 compared to .73% at June 30, 2003 and 1.73% at March 31, 2004.

o Total deposits were $2.043 billion at June 30, 2004, an increase of $296.9 million over June 30, 2003. In December 2003, the Company acquired deposits of approximately $340 million in the New York Community Bank branch acquisition. Total core deposits (demand and savings) increased by $191.1 million or 14.2% at June 30, 2004 over the prior year; non-core deposits (CD's) increased $105.8 million or 26.2% over the same period. Core deposits at June 30, 2004 represent 75.1% of total deposits compared to 76.9% at June 30, 2003.

o Total shareholders' equity of $185.4 million at June 30, 2004 increased $29.3 million or 18.8% over June 30, 2003 and decreased 3.9% over March 31, 2004. In December 2003, the Company completed the public offering of 1,495,000 shares of common stock, which increased capital by approximately $30.0 million. The decrease over the linked quarter is related to the decrease in accumulated other comprehensive income due to a decrease in the market valuation of the investment portfolio at June 30, 2004. Book value at June 30, 2004 was $13.26 compared to $12.64 at June 30, 2003 and $13.80 at March 31, 2004. Tangible book value at June 30, 2004 was $7.94 compared to $9.59 at June 30, 2003 and $8.39 at March 31, 2004. The decrease in tangible book value is due primarily to the addition of approximately $41 million of intangibles and goodwill in connection with the December 2003 New York Community Bank branch acquisition.

                                     -more-

Sun Bancorp Reports Strong Earnings For Second Quarter                    page 4


o Net interest income (tax equivalent basis) for the quarter ended June 30, 2004 of $20.8 million increased $2.8 million or 15.7% over the comparable prior year quarter and increased $538,000 or 2.7% over the first quarter 2004. Total interest-earning assets increased $287.7 million or 12.9% over the second quarter 2003, with loans increasing $187.0 million or 14.7%. The remaining growth in interest-earning assets reflects an increase in investment securities from the deposit proceeds of the December 2003 New York Community Bank branch acquisition. Net interest margin for the quarter ended June 30, 2004 was 3.58% compared to 3.53% for the second quarter 2003 and 3.46% for the quarter ended March 31, 2004. Net interest margin for the six months ended June 30, 2004 was 3.52% compared to 3.57% for the six months ended June 30, 2003. As we have previously disclosed, some margin compression was expected in 2004 over 2003 due to the increased level of investment portfolio from the deposit proceeds noted above. At June 30, 2004, the Company remains modestly asset sensitive and will not be significantly impacted with rising rates.

o Non-interest income of $3.9 million for the quarter, excluding securities gains and gain on sale of branch real estate, increased $844,000 or 27.3% over the prior year quarter. On a linked quarter basis the increase was $481,000 or 14.0%. The increases are due to the continued focus on the enhancement of existing fee-based products and services as well as a BOLI investment and the introduction of the Overdraft Privilege Program, both initiated in the second quarter 2003, as well as the increased fee income from the New York Community Bank branch acquisition in December 2003. The increase over the linked quarter is due to an increase in the third party investment product revenue, BOLI income and a revised ATM service fee structure.

o Total operating expenses for the quarter of $18.9 million compare to $16.4 million for the prior year quarter and $18.5 million for the first quarter 2004. The $2.5 million increase over the second quarter 2003 includes approximately $1.2 million of operating expenses related to the branches acquired in December 2003. The remaining increase reflects expenses related to the Company's ongoing initiatives, increased salaries and benefits expenses, legal fees, insurance and loan work out and OREO expenses. The increase over the linked quarter is due primarily to advertising expenses.

"Our results for the quarter and the first six months continue to demonstrate our progress in achieving our goals of being a high performing and dominant bank. We are especially proud of our entire Sun team, who continue to execute initiatives incorporated in our strategic plan, in a nearly flawless manner including two acquisition integrations. We remain confident that with our focused strategy and dedicated team we are rapidly moving to become the Premier Community Bank in every community we serve," said Bracken.

                                     -more-

Sun Bancorp Reports Strong Earnings For Second Quarter                    page 5


     Sun Bancorp, Inc. is a multi-state bank holding company located in Vineland, New Jersey. Its primary subsidiary, Sun National Bank, serves customers through more than 80 community banking centers located in Southern and Central New Jersey, in the contiguous New Castle market in Delaware, and in Philadelphia, Pennsylvania. The Company's common stock is traded on the NASDAQ National Market under the symbol, "SNBC." The deposits of the Bank are insured to the legal maximum by the Federal Deposit Insurance Corporation.

     The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

SUN BANCORP, INC. AND SUBSIDIARIES
     FINANCIAL HIGHLIGHTS (unaudited)
     (Dollars in thousands, except per share data)


                                                           Three months ended           Six months ended
                                                                June 30,                    June 30,
                                                        -------------------------   ------------------------
                                                           2004           2003         2004          2003
                                                           ----           ----         ----          ----
Profitability for the period:
   Net interest income                                  $   20,543    $   17,657    $   40,547    $   35,382
   Provision for loan losses                                   735           710         1,360         1,385
   Non-interest income                                       6,830         3,868        10,604         7,859
   Non-interest expense                                     19,340        16,394        37,831        31,918
   Income before income taxes                                7,298         4,421        11,960         9,938
   Net income                                           $    5,030    $    3,127    $    8,451    $    6,885
                                                        ==========    ==========    ==========    ==========

      Return on average assets (1)                           0.78%         0.56%         0.65%         0.63%
      Return on average equity (1)                          10.65%         8.26%         8.95%         9.21%
      Net interest margin (1)                                3.58%         3.53%         3.52%         3.57%
      Efficiency ratio                                      70.65%        76.16%        73.96%        73.81%
Per share data:
   Earnings per common share (2):
      Basic                                             $    0.36     $    0.25     $    0.60     $    0.56
      Diluted                                           $    0.33     $    0.24     $    0.56     $    0.53

   Average equity to average assets                          7.35%         6.79%         7.31%         6.80%

                                                                June 30,
                                                        ------------------------
 At period-end:                                            2004          2003
                                                           ----          ----
    Assets                                              $2,580,952    $2,230,651
    Deposits                                             2,042,984     1,746,121
    Loans, net                                           1,480,451     1,272,621
    Investments                                            823,977       741,661
    Borrowings                                             273,843       262,507
    Shareholders' Equity                                   185,441       156,150

 Credit quality and capital ratios:
    ALLL to total loans                                      1.25%         1.26%
    Non-performing assets to total loans
       and real estate owned                                 1.64%         0.73%
    Total allowance for loan losses to
       non-performing loans                                 83.61%       183.24%

    Total Capital (to Risk Weighted Assets) (3):
       Sun Bancorp, Inc.                                    11.39%        11.99%
       Sun National Bank                                    10.79%        11.22%
    Tier I Capital (to Risk Weighted Assets) (3):
       Sun Bancorp, Inc.                                    10.03%        10.27%
       Sun National Bank                                     9.73%        10.15%
    Leverage Ratio (3):
       Sun Bancorp, Inc.                                     7.32%         7.25%
       Sun National Bank                                     7.10%         7.24%

    Book value (2)                                          $13.26        $12.64
    Tangible book value (2)                                  $7.94         $9.59

(1)  Three and six months ended amounts are annualized.
(2)  Data is adjusted for a 5% stock dividend paid in April 2004.
(3)  June 30, 2004 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
     (Dollars in thousands, except par value)

                                                                                 June 30,     December 31,     June 30,
                                                                                  2004           2003            2003
                                                                                  -----          -----           ----
ASSETS
     Cash and due from banks                                                   $    83,491    $    78,841    $    99,494
     Interest bearing bank balances                                                 18,499          2,789          2,549
     Federal funds sold                                                                 51            487             56
                                                                               -----------    -----------    -----------
        Cash and cash equivalents                                                  102,041         82,117        102,099
     Investment securities available for sale (amortized cost -
        $820,319; 6/04, $960,877; 12/03, $715,832; 6/03)                           808,472        963,428        729,142
     Loans receivable (net of allowance for loan losses -
        $18,701; 6/04, $17,614; 12/03, $16,209; 6/03)                            1,480,451      1,364,465      1,272,621
     Restricted equity investments                                                  15,505         12,551         12,519
     Bank properties and equipment, net                                             32,215         34,093         29,485
     Real estate owned, net                                                          2,211          4,444            577
     Accrued interest receivable                                                    11,258         11,266         10,999
     Goodwill                                                                       50,581         50,600         19,672
     Intangible assets, net                                                         23,875         26,195         17,933
     Deferred taxes, net                                                            13,564          8,465          4,678
     Bank Owned Life Insurance                                                      33,617         32,785         25,234
     Other assets                                                                    7,162          9,078          5,692
                                                                               -----------    -----------    -----------
           TOTAL ASSETS                                                        $ 2,580,952    $ 2,599,487    $ 2,230,651
                                                                               ===========    ===========    ===========
LIABILITIES
     Deposits                                                                  $ 2,042,984    $ 2,111,125    $ 1,746,121
     Advances from the Federal Home Loan Bank                                      154,418        163,964        163,311
     Federal funds purchased                                                            --          2,500         27,000
     Securities sold under agreements to repurchase - FHLB                          50,000             --             --
     Securities sold under agreements to repurchase - customers                     69,425         55,934         72,196
     Debentures                                                                     72,167         72,167         59,274
     Other liabilities                                                               6,517          8,079          6,599
                                                                               -----------    -----------    -----------
        Total liabilities                                                        2,395,511      2,413,769      2,074,501

SHAREHOLDERS' EQUITY
     Preferred stock, $1 par value, 1,000,000 shares authorized, none issued
     Common stock, $1 par value, shares authorized, 25,000,000
        issued 14,077,112; 6/04, 13,381,310; 12/03, and 11,855,241; 06/03           14,077         13,381         11,855
     Additional paid in capital                                                    167,293        151,631        122,958
     Retained earnings                                                              12,541         20,062         13,611
     Accumulated other comprehensive (loss) income                                  (7,424)         1,690          8,772
     Treasury stock at cost, 90,562 shares                                          (1,046)        (1,046)        (1,046)
                                                                               -----------    -----------    -----------
     Total shareholders' equity                                                    185,441        185,718        156,150
                                                                               -----------    -----------    -----------
           TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 2,580,952    $ 2,599,487    $ 2,230,651
                                                                               ===========    ===========    ===========

SUN BANCORP, INC. AND SUBSIDIARIES
     UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
     (Dollars in thousands, except per share data)

                                                           For the Three Months   For the Six Months
                                                              Ended June 30,        Ended June 30,
                                                           --------------------   --------------------
                                                             2004       2003        2004       2003
                                                             -----      -----       -----      -----
INTEREST INCOME:
     Interest and fees on loans                            $ 21,895   $ 20,998    $ 42,945   $ 42,104
     Interest on taxable investment securities                5,821      5,635      12,150     11,418
     Interest on non-taxable investment securities              505        625       1,011      1,241
     Dividends on restricted equity investments                 119        209         225        382
     Interest on federal funds sold                              21         18          83         29
                                                           --------   --------    --------   --------
        Total interest income                                28,361     27,485      56,414     55,174
INTEREST EXPENSE:
     Interest on deposits                                     5,217      6,537      10,658     13,337
     Interest on borrowed funds                               1,789      2,243       3,588      4,349
     Interest on debentures                                     812         --       1,621         --
     Interest on guaranteed preferred beneficial
       interest in Company's subordinated debt                   --      1,048          --      2,106
                                                           --------   --------    --------   --------
        Total interest expense                                7,818      9,828      15,867     19,792
                                                           --------   --------    --------   --------
            Net interest income                              20,543     17,657      40,547     35,382
                                                           --------   --------    --------   --------
Provision for loan losses                                       735        710       1,360      1,385
                                                           --------   --------    --------   --------
     Net interest income after provision for loan losses     19,808     16,947      39,187     33,997
NON-INTEREST INCOME:
     Service charges on deposit accounts                      2,209      1,932       4,371      3,686
     Other service charges                                      210        104         306        206
     Gain (loss) on sale of fixed assets                      2,321        (44)      2,321          9
     Gain on sale of loans                                      105         --         111         --
     Gain on sale of investment securities                      578        825         903        870
     Gain on sale of branches                                    --         --          --      1,315
     Other                                                    1,407      1,051       2,592      1,773
                                                           --------   --------    --------   --------
        Total non-interest income                             6,830      3,868      10,604      7,859
NON-INTEREST EXPENSE:
     Salaries and employee benefits                           9,099      8,165      18,615     16,181
     Occupancy expense                                        2,702      2,156       5,165      4,611
     Equipment expense                                        1,731      1,414       3,276      2,774
     Data processing expense                                  1,018        838       1,983      1,629
     Amortization of intangible assets                        1,160        925       2,320      1,850
     Other                                                    3,630      2,896       6,472      4,873
                                                           --------   --------    --------   --------
        Total non-interest expenses                          19,340     16,394      37,831     31,918
                                                           --------   --------    --------   --------
INCOME BEFORE INCOME TAXES                                    7,298      4,421      11,960      9,938
INCOME TAXES                                                  2,268      1,294       3,509      3,053
                                                           --------   --------    --------   --------
NET INCOME                                                 $  5,030   $  3,127    $  8,451   $  6,885
                                                           --------   --------    --------   --------

Basic earnings per share (1)                               $   0.36   $   0.25    $   0.60   $   0.56
Diluted earnings per share (1)                             $   0.33   $   0.24    $   0.56   $   0.53

(1)  Dta is adjusted for a 5% stock dividend paid in April 2004.

SUN BANCORP, INC. AND SUBSIDIARIES
    HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited) (Dollars in thousands, except per share data)

                                                   2004       2004        2003       2003        2003
                                                    Q2         Q1          Q4         Q3          Q2
                                                    --         --          --         --          --
Balance Sheet at quarter end:
    Loans:
       Commercial and industrial                $1,271,369  $1,210,624 $1,169,164  $1,093,170 $1,082,251
       Home equity                                  93,851      85,822     80,292      71,827     62,768
       Second mortgage                              47,482      48,932     51,531      52,879     53,210
       Residential real estate                      30,064      32,320     29,788      33,233     38,071
       Installment                                  56,386      51,841     51,304      52,065     52,530
                                                ----------  ---------- ----------  ---------- ----------
          Total loans                            1,499,152   1,429,539  1,382,079   1,303,174  1,288,830
            Allowance for loan losses              (18,701)    (17,883)   (17,614)    (18,572)   (16,209)
                                                ----------  ---------- ----------  ---------- ----------
              Net Loans                          1,480,451   1,411,657  1,364,465   1,284,602  1,272,621
    Goodwill                                        50,581      50,578     50,600      19,672     19,672
    Intangible assets, net                          23,875      25,035     26,195      16,908     17,933
    Total Assets                                 2,580,952   2,594,004  2,599,487   2,274,536  2,230,651
    Total Deposits                               2,042,984   2,072,779  2,111,125   1,808,894  1,746,121
    Advances from the Federal Home Loan Bank       154,418     159,216    163,964     168,662    163,311
    Federal funds purchased                             --          --      2,500          --     27,000
    Securities repurchase agreements - FHLB         50,000          --         --          --         --
    Securities repurchase agreements - customers    69,425      59,491     55,934      77,376     72,196
    Total shareholders' equity                     185,441     192,893    185,718     152,903    156,150
Quarterly average balance sheet:
    Loans:
       Commercial and industrial                $1,234,073  $1,187,246 $1,130,905  $1,086,150 $1,071,011
       Home equity                                  90,201      82,843     76,652      67,293     57,518
       Second mortgage                              48,100      50,442     52,505      53,685     49,209
       Residential real estate                      31,410      30,623     31,099      36,944     40,247
       Installment                                  54,117      51,721     51,632      51,746     52,921
                                                ----------  ---------- ----------  ---------- ----------
          Total loans                            1,457,901   1,402,875  1,342,793   1,295,818  1,270,906
    Securities                                     867,504     937,551    804,092     764,350    766,827
    Total earning assets                         2,325,404   2,340,426  2,146,886   2,060,168  2,037,733
    Total assets                                 2,569,426   2,596,370  2,373,422   2,245,314  2,230,403
    Non-interest-bearing demand deposits           408,678     389,393    374,563     355,810    318,936
    Total deposits                               2,053,978   2,079,262  1,853,948   1,771,230  1,718,591
    Total interest-bearing liabilities           1,949,473   1,985,765  1,781,220   1,716,975  1,723,693
    Total shareholders' equity                     188,837     188,631    159,028     154,212    151,491
Capital and credit quality measures:
    Total Capital (to Risk Weighted Assets)(1):
       Sun Bancorp, Inc.                            11.39%      11.38%     11.35%      12.21%     11.99%
       Sun National Bank                            10.79%      10.78%     10.06%      11.42%     11.22%
    Tier I Capital (to Risk Weighted Assets)(1):
       Sun Bancorp, Inc.                            10.03%       9.92%      9.80%      10.44%     10.27%
       Sun National Bank                             9.73%       9.73%      9.02%      10.22%     10.15%
    Leverage Ratio (1):
       Sun Bancorp, Inc.                             7.32%       6.93%      7.34%       7.45%      7.25%
       Sun National Bank                             7.10%       6.82%      6.77%       7.32%      7.24%

    Average equity to average assets                 7.35%       7.27%      6.70%       6.87%      6.79%

    ALLL to total loans                              1.25%       1.25%      1.27%       1.43%      1.26%
    Non-performing assets to total loans
       and real estate owned                         1.64%       1.73%      1.89%       1.99%      0.73%
    Total allowance for loan losses to
       non-performing loans                         83.61%      87.67%     80.74%      73.12%    183.24%
Other data:
    Net recoveries (charge-offs)                       84         (356)    (2,124)        88        (979)
                                                ==========  ========== ==========  ========== ==========
    Restructured loans                                 --          --         --          --      13,476
                                                ==========  ========== ==========  ========== ==========
    Non-performing assets:
       Non-accrual loans                            20,728      19,847     21,568      25,137      8,230
       Loans past due 90 days                        1,640         551        248         262        616
       Real estate owned, net                        2,211       4,444      4,444         502        577
                                                ----------  ---------- ----------  ---------- ----------
         Total non-performing assets                24,579      24,842     26,260      25,901      9,423
                                                ==========  ========== ==========  ========== ==========

(1)  June 30, 2004 Capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
     HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
     (Dollars in thousands, except per share data)

                                                                  2004           2004           2003           2003           2003
                                                                   Q2             Q1             Q4             Q3             Q2
                                                                   --             --             --             --             --
Profitability for the quarter:
     Tax-equivalent interest income                              28,620         28,313         26,829         26,703         27,805
     Interest expense                                             7,818          8,049          7,885          8,097          9,828
       Tax-equivalent net interest income                        20,802         20,264         18,944         18,606         17,977
       Tax-equivalent adjustment                                    259            260            324            320            320
     Provision for loan losses                                      735            625          1,165          2,275            710
          Non-interest income excluding security gains,
        branch sales and fixed asset sales                        3,931          3,449          3,201          3,230          3,087
     Security gains                                                 578            325            809            788            825
     Gain on sale of branches                                        --             --             --          1,314             --
     Gain (loss) on sale of fixed assets                          2,321             --             --            155            (44)
           Non-interest expense excluding amortization
             of intangible assets                                18,180         17,331         16,524         15,749         15,469
     Amortization of intangible assets                            1,160          1,160            936            910            925
     Income before income taxes                                   7,298          4,662          4,005          4,839          4,421
     Income tax expense                                           2,268          1,241            871          1,522          1,294
     Net Income                                                   5,030          3,421          3,134          3,317          3,127
                                                            ===========    ===========    ===========    ===========    ===========

Financial ratios:
     Return on average assets (1)                                  0.78%          0.53%          0.53%          0.59%          0.56%
     Return on average equity (1)                                 10.65%          7.25%          7.88%          8.60%          8.26%
     Net interest margin (1)                                       3.58%          3.46%          3.53%          3.61%          3.53%
     Efficiency ratio                                             70.65%         77.76%         77.15%         70.08%         76.16%
Per share data:
     Net Income                                             $     5,030    $     3,421    $     3,134    $     3,317    $     3,127
       Redemption of subsidiary's Trust Preferred
         Securities                                                  --             --            624             --             --
                                                            -----------    -----------    -----------    -----------    -----------
     Earnings available to common shareholders              $     5,030    $     3,421    $     2,510    $     3,317    $     3,127
                                                            ===========    ===========    ===========    ===========    ===========
     Net income per common share (2):
        Basic                                               $      0.36    $      0.25    $      0.25    $      0.27    $      0.25
        Diluted                                             $      0.33    $      0.23    $      0.23    $      0.25    $      0.24
     Earnings per common share (2), (3):
        Basic                                               $      0.36    $      0.25    $      0.20    $      0.27    $      0.25
        Diluted                                             $      0.33    $      0.23    $      0.18    $      0.25    $      0.24

     Book value (2)                                         $     13.26    $     13.80    $     13.30    $     12.36    $     12.64
     Tangible book value (2)                                $      7.94    $      8.39    $      7.80    $      9.40    $      9.59
     Average basic shares                                    13,982,111     13,962,256     12,626,921      12,356,248    12,337,603
     Average fully diluted shares                            15,077,659     15,200,685     13,790,078      13,443,786    13,170,022
 Operating non-interest income breakdown:
     Service charges on deposit accounts                          2,209          2,162          1,989          1,975          1,932
     Other service charges                                          210             96             93             98            104
     Gain on sale of loans                                          105              6             --             --             --
     Other income                                                 1,407          1,185          1,119          1,157          1,051
                                                            -----------    -----------    -----------    -----------    -----------
       Total operating non-interest income                        3,931          3,449          3,201          3,230          3,087
Non-operating income items:
     Gain on sale of investment securities                          578            325            809            788            825
     Gain on sale of branches                                        --             --             --          1,314             --
     Gain on sale of fixed assets                                 2,321             --             --            155            (44)
                                                            -----------    -----------    -----------    -----------    -----------
       Non-operating income before tax effect                     2,899            325            809          2,257            781
                                                            -----------    -----------    -----------    -----------    -----------
Total non-interest income                                         6,830          3,774          4,010          5,487          3,868
                                                            ===========    ===========    ===========    ===========    ===========
Operating non-interest expense breakdown:
     Salaries and employee benefits                               9,099          9,516          8,581          8,659          8,165
     Occupancy expense                                            2,324          2,463          2,034          2,123          2,156
     Equipment expense                                            1,731          1,545          1,295          1,272          1,414
     Data processing expense                                      1,018            965            988            821            838
     Amortization of intangible assets                            1,160          1,160            936            910            925
     Other expenses                                               3,554          2,842          3,626          2,874          2,896
                                                            -----------    -----------    -----------    -----------    -----------
       Total operating non-interest expense                      18,886         18,491         17,460         16,659         16,394
Non-operating expense items:
     Lease buy-out charges related to branch disposals              378             --             --             --             --
     Write-off of fixed assets related to branch disposals           76             --             --             --             --
Total non-interest expense                                       19,340         18,491         17,460         16,659         16,394
                                                            ===========    ===========    ===========    ===========    ===========

(1)  Annualized
(2)  Data is adjusted for a 5% stock dividend paid in April 2004.
(3) Earnings per share is computed by dividing income available to common shareholders (net income less redemption of subsidiary's Trust Preferred Securities write off), by the weighted average number of shares of common stock outstanding.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                 Three months ended June 30,            Three months ended June 30,
                                             -----------------------------------    ------------------------------------
                                                            2004                                    2003
                                             -----------------------------------    ------------------------------------
                                               Average                Average         Average                 Average
                                               Balance    Interest   Yield/Cost       Balance    Interest     Yield/Cost
                                             -----------  --------   ----------     -----------  ---------    ----------
Interest-earning assets:
    Loans receivable (1), (2)
        Commercial and industrial            $ 1,234,073  $ 18,735      6.07%       $ 1,071,011  $  17,726      6.62%
        Home equity                               90,201       841      3.73             57,518        588      4.09
        Second mortgage                           48,100       749      6.23             49,209        845      6.87
        Residential real estate                   31,410       554      7.06             40,247        762      7.57
        Installment                               54,117     1,016      7.51             52,921      1,077      8.14
                                             -----------  --------                  -----------  ---------
           Total loans receivable              1,457,901    21,895      6.01          1,270,906     20,998      6.61
    Investment securities (3)                    849,942     6,698      3.15            750,665      6,773      3.61
    Interest-bearing deposit with banks            8,575         6      0.28              9,956         16      0.66
    Federal funds sold                             8,986        21      0.93              6,206         18      1.14
                                             -----------  --------                  -----------  ---------
        Total interest-earning assets          2,325,404    28,620      4.92          2,037,733     27,805      5.46

    Cash and due from banks                       73,176                                 63,909
    Bank properties and equipment                 33,519                                 29,498
    Goodwill and intangibles                      75,182                                 38,184
    Other assets                                  62,145                                 61,079
                                             -----------                            -----------
Non-interest-earning assets                      244,022                                192,670
                                             -----------                            -----------
  Total assets                               $ 2,569,426                            $ 2,230,403
                                             ===========                            ===========
Interest-bearing liabilities:
    Interest-bearing deposit accounts:
        Interest-bearing demand deposit      $   764,480     1,497      0.78%       $   680,610      2,167      1.27%
        Savings deposits                         378,409       691      0.73            322,365      1,151      1.43
        Time deposits                            502,410     3,029      2.41            396,680      3,219      3.25
                                             -----------  --------                  -----------  ---------
          Total interest-bearing deposit
            accounts                           1,645,299     5,217      1.27          1,399,655      6,537      1.87
                                             -----------  --------                  -----------  ---------
    Borrowed money:
        Repurchase agreements with customers      60,844        58      0.38             75,612        111      0.59
        FHLB Advances                            161,276     1,695      4.20            179,921      2,091      4.65
        Federal funds purchased                    9,887        36      1.45              9,231         41      1.76
        Debentures                                72,167       812      4.50             59,274      1,048      7.08
                                             -----------  --------                  -----------  ---------
           Total borrowings                      304,174     2,601      3.42            324,038      3,291      4.06

    Total interest-bearing liabilities         1,949,473     7,818      1.60          1,723,693      9,828      2.28
                                             -----------  --------                  -----------  ---------

Non-interest-bearing demand deposits             408,678                                318,936
Other liabilities                                 22,438                                 36,283
                                             -----------                            -----------
  Total liabilities                            2,380,589                              2,078,912

Shareholders' equity                             188,837                                151,491
                                               ---------                            -----------
  Total liabilities and stockholders' equity $ 2,569,426                            $ 2,230,403
                                             ===========                            ===========
Net interest income                                       $ 20,802                               $  17,977
                                                          =========                              =========
Interest rate spread (4)                                                3.32%                                   3.18%
                                                                        ====                                    ====
Net interest margin (5)                                                 3.58%                                   3.53%
                                                                        ====                                    ====
Ratio of average interest-earning assets
  to average interest-bearing liabilities                             119.28%                                 118.22%
                                                                      ======                                  ======

--------------------------------------------------------------------------------
     (1)  Average balances include non-accrual loans.
     (2) Loan fees are in included in interest income and the amount is not material for this analysis.
     (3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
     (4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
     (5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEET
(Dollars in thousands)

                                                  Six months ended June 30,             Six months ended June 30,
                                             -----------------------------------    ------------------------------------
                                                            2004                                    2003
                                             -----------------------------------    ------------------------------------
                                               Average                Average         Average                 Average
                                               Balance    Interest   Yield/Cost       Balance    Interest     Yield/Cost
                                             -----------  --------   ----------     -----------  ---------    ----------

Interest-earning assets:
    Loans receivable (1), (2)
       Commercial and industrial             $ 1,210,809  $ 36,656      6.05%       $ 1,065,250  $  35,652      6.69%
       Home equity                                86,543     1,638      3.79             52,253      1,086      4.15
       Second mortgage                            49,263     1,548      6.28             47,463      1,656      6.98
       Residential real estate                    31,020     1,068      6.89             40,664      1,527      7.51
       Installment                                52,925     2,035      7.69             53,053      2,183      8.23
                                             -----------  --------                  -----------  ---------
          Total loans receivable               1,430,560    42,945      6.00          1,258,683     42,104      6.69
    Investment securities (3)                    876,964    13,891      3.17            748,655     13,648      3.65
    Interest-bearing deposit with banks            7,645        15      0.39              7,816         28      0.71
    Federal funds sold                            17,697        83      0.94              4,888         29      1.19
                                             -----------  --------                  -----------  ---------
       Total interest-earning assets           2,332,866    56,934      4.88          2,020,042     55,809      5.53

    Cash and due from banks                       71,915                                 62,142
    Bank properties and equipment                 33,872                                 29,500
    Goodwill and intangibles                      75,764                                 38,642
    Other assets                                  68,363                                 47,582
                                             -----------                            -----------
Non-interest-earning assets                      249,914                                177,866
                                             -----------                            -----------
  Total assets                               $ 2,582,780                            $ 2,197,908
                                             ===========                            ===========
Interest-bearing liabilities:
    Interest-bearing deposit accounts:
       Interest-bearing demand deposit       $   770,961     3,023      0.78%       $   662,448      4,252      1.28%
       Savings deposits                          382,324     1,420      0.74            323,595      2,420      1.50
       Time deposits                             514,091     6,215      2.42            402,951      6,665      3.31
                                             -----------  --------                  -----------  ---------
         Total interest-bearing deposit
           accounts                            1,667,376    10,658      1.28          1,388,994     13,337      1.92
                                             -----------  --------                  -----------  ---------
    Borrowed money:
       Repurchase agreements with customers       60,373       111      0.37             69,261        207      0.60
       FHLB Advances                             161,057     3,430      4.26            177,474      4,070      4.59
       Federal funds purchased                     6,449        47      1.46              8,369         72      1.72
       Debentures                                 72,167     1,621      4.49             59,274      2,106      7.11
                                             -----------  --------                  -----------  ---------
          Total borrowings                       300,046     5,209      3.47            314,378      6,455      4.11

    Total interest-bearing liabilities         1,967,422    15,867      1.61          1,703,372     19,792      2.32
                                             -----------  --------                  -----------  ---------

Non-interest-bearing demand deposits             399,128                                311,139
Other liabilities                                 27,496                                 33,841
                                             -----------                            -----------
  Total liabilities                            2,394,046                              2,048,352

Shareholders' equity                             188,734                                149,556
                                             -----------                            -----------
  Total liabilities and stockholders' equity $ 2,582,780                            $ 2,197,908
                                             ===========                            ===========
Net interest income                                       $ 41,067                               $  36,017
                                                          ========                               =========
Interest rate spread (4)                                                3.27%                                   3.21%
                                                                        ====                                    ====
Net interest margin (5)                                                 3.52%                                   3.57%
                                                                        ====                                    ====
Ratio of average interest-earning assets
  to average interest-bearing liabilities                             118.57%                                 118.59%
                                                                      ======                                  ======

--------------------------------------------------------------------------------
     (1)  Average balances include non-accrual loans.
     (2) Loan fees are in included in interest income and the amount is not material for this analysis.
     (3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 34% marginal federal tax rate for all periods.
     (4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
     (5) Net interest margin represents net interest income as a percentage of average interest-earning assets.